UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 25, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Reports on Form 8-K filed on August 8, 2017 and September 22, 2017, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into a purchase and sale agreement, or the Spring Haven Purchase Agreement, and an amendment to the Spring Haven Purchase Agreement, with NIC 5 Spring Haven Owner LLC, NIC 5 Lake Morton Plaza Owner LLC, NIC 5 Renaissance Retirement Owner LLC and NIC 5 Forest Oaks Owner LLC, or Spring Haven sellers, and NIC 5 Spring Haven Leasing LLC, NIC 5 Lake Morton Plaza Leasing LLC, NIC 5 Renaissance Retirement Leasing LLC and NIC 5 Forest Oaks Leasing LLC, or Spring Haven existing operators, for the purchase of certain real property and certain other property relating to the use and operation of the real property in connection with four senior housing facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, for a contract purchase price of $66,500,000, plus closing costs, and to amend certain terms of the Spring Haven Purchase Agreement. In conjunction with the Spring Haven Purchase Agreement, we, through GAHC4 Central FL Senior Housing Portfolio, LLC, entered into a separate purchase and sale agreement, or the Bayside Purchase Agreement, and an amendment to the Bayside Purchase Agreement, or collectively with the Spring Haven Purchase Agreement, as amended, the Purchase Agreements, with NIC 4 Bayside Terrace Owner LLC, NIC 4 Balmoral Owner LLC, NIC 4 Bradenton Oaks Owner LLC, NIC4 The Grande Owner LLC and NIC 4 Spring Oaks Owner LLC, or Bayside sellers, and NIC 4 Bayside Terrace Leasing LLC, NIC 4 Balmoral Leasing LLC, NIC 4 Bradenton Oaks Leasing LLC, NIC 4 The Grande Leasing LLC and NIC 4 Spring Oaks Leasing LLC, or Bayside existing operators, for the purchase of certain real property and certain other property relating to the use and operation of the real property in connection with five senior housing facilities located in Bradenton, Brooksville, Lake Placid and Pinellas Park, Florida, or, together with the facilities located in Lakeland, Sanford, Spring Hill and Winter Haven, Florida, Central Florida Senior Housing Portfolio, for a contract purchase price of $43,000,000, plus closing costs, for a total portfolio aggregate contract purchase price of $109,500,000, plus closing costs, and to amend certain terms of the Bayside Purchase Agreement.

On September 25, 2017, we entered into a second amendment to the Spring Haven Purchase Agreement with Spring Haven sellers and Spring Haven existing operators, and a second amendment to the Bayside Purchase Agreement with Bayside sellers and Bayside existing operators, or collectively, the Second Amendments. The material terms of the Second Amendments provide for: (i) the obligation of Spring Haven sellers and Bayside sellers, or collectively, sellers, as applicable, to promptly commence certain repairs as identified in the respective Purchase Agreements at their sole cost and expense, for which sellers’ liability for such cost and expense shall not exceed a certain sum, and pursue the completion and installation of such repairs prior to closing; provided, however, that in the event sellers, as applicable, do not fund said sum to complete the identified repairs as of closing, then at closing (a) we shall receive a certain sum as a credit against the respective purchase price, (b) Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable, shall assign to us the contract or contracts entered into with respect to the completion of such repairs, and (c) Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable, shall deliver to us certain evidence and documentation, as specified in the Second Amendments; (ii) a provision stating that Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable, shall submit certain information to us for review prior to commencing or paying the cost of any item of repair, pursuant to the terms of the Second Amendments; provided, however, that neither Spring Haven sellers nor Spring Haven existing operators, or Bayside sellers nor Bayside existing operators, as applicable, shall proceed with or pay the cost of any repair unless and until it receives our written authorization; (iii) the obligation of Spring Haven sellers and Spring Haven existing operators, or Bayside sellers and Bayside existing operators, as applicable, to submit a draft of the plan addressing the emergency generator power requirements required by Emergency Rule 58AER17-1, or the Rule, adopted by the Florida Department of Elder Affairs, or FDEA, and the estimated costs related thereto to us for our approval prior to submitting the plan to FDEA by the October 31, 2017 submission deadline, and to provide us with copies of all written communications with FDEA in connection with the plan, pursuant to the Second Amendments; (iv) the obligation of sellers, as applicable, to timely comply with the requirements of the Rule, implement the FDEA-approved plan to the extent practicable and fund the related costs due prior to closing; provided, however, that we shall have the right to review and approve the contract for the generator purchase and installation before said contract is executed by Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable; and (v) a provision stating that in the event sellers, as applicable, pay costs related to the implementation of the plan which exceed one-half of the estimated costs of implementing the plan, we shall reimburse sellers, as applicable, for such excess amount; provided, however, that in the event sellers, as applicable, have funded less than one-half of the estimated costs of implementing the plan as of closing, then at closing we shall receive a credit against the respective purchase price in an amount equal to the difference between one-half of the estimated costs and the amount funded by sellers, as applicable; provided further, however, that in the event Spring Haven sellers and Spring Haven existing operators, or Bayside sellers and Bayside existing operators, as applicable, have not fully implemented the plan prior to closing (a) Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable, shall assign to us the contract or contracts entered into with respect to the completion of the generator work, and (b) Spring Haven sellers and/or Spring Haven existing operators, or Bayside sellers and/or Bayside existing operators, as applicable, shall deliver to us certain evidence and documentation, as specified in the Second Amendments. No material terms of the Purchase Agreements were amended by the Second Amendments, other than as set forth above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
September 29, 2017
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer